Adamis Pharmaceuticals Corporation 8-K

Exhibit 99.1
Adamis Pharmaceuticals Announces Signing of Definitive Merger Agreement

Monday, December 7, 9:30am ET

San Diego, California – December 7, 2009 – Adamis Pharmaceuticals Corporation (OTCBB: ADMP.OB), announced today that it has entered into a definitive merger agreement providing for the acquisition of La Jolla Pharmaceutical Company (NASDAQ: LJPC) by Adamis.  The transaction was unanimously approved by the boards of directors of both companies and is anticipated to close by the end of the first calendar quarter of 2010 or as soon thereafter as possible.  Completion of the transaction is subject to a number of customary closing conditions, including the effectiveness of a registration statement to be filed with the Securities and Exchange Commission relating to the transaction, and approval of Adamis’ and La Jolla’s respective stockholders at stockholder meetings following distribution of a definitive joint proxy statement.  After completion of the merger, the combined company expects to trade under the name “Adamis Pharmaceuticals Corporation”.

Adamis’ chief executive officer, Dr. Dennis J. Carlo, will become the chief executive officer of the combined company.  Dr. Carlo is a veteran of the pharmaceutical and biotechnology industry.  He previously served as CEO of publicly-traded Immune Response Corporation, Vice President of Research and Development and Therapeutic manufacturing of Hybritech Inc. prior to its acquisition by Eli Lilly & Co., and Director of Bacterial Vaccines and Immunology at Merck & Company.  Dr. Carlo stated, “This merger is a strategic move to raise additional capital for the purpose of increasing the marketing and sales efforts of our Epinephrine Injection USP 1:1000 (0.3mg Pre-Filled Single Dose Syringe) product that we recently launched.  In addition, we believe that La Jolla has over ten thousand stockholders and we look forward to them joining the Adamis stockholder base.”  Based on its most recent quarterly report filed with the Securities and Exchange Commission, at September 30, 2009, La Jolla had cash and cash equivalents of approximately $5.8 million and liabilities of approximately $1.0 million.  La Jolla anticipates that there will be $2.5 million to $3.0 million net cash left in the company at the time of the merger.

Dr. Deirdre Y. Gillespie, La Jolla’s CEO, stated, “The merger of La Jolla and Adamis will create a new specialty pharmaceutical company focused on the development and commercialization of therapeutic products for a variety of viral diseases, including hepatitis and influenza.  We like the fact that in addition to the prefilled epinephrine syringe, Adamis has a pipeline including products for allergic rhinitis, asthma, and chronic obstructive pulmonary disease.  We think Adamis is very unique in that it already has a product on the market and is expected to be profitable in the near-term.”

At the effective time of the merger, each outstanding share of Adamis common stock will be converted into the right to receive one (post-reverse stock split) share of La Jolla common stock.  Adamis currently has approximately 46 million outstanding shares of common stock, excluding options, warrants and convertible securities.  If the transaction is approved by the stockholders, immediately before the closing of the merger La Jolla will implement a reverse stock split; the precise ratio of the reverse stock split will be determined in accordance with the terms of the merger agreement and is dependent on La Jolla’s net cash at closing (reduced by the amount of La Jolla’s liabilities as of the closing date) and Adamis’ stock price over a period before the closing date subject to a variable discount (which in no event will yield a stock price that is less than $0.20 or greater than $1.50).

The percentage ownership of shares after the merger that will be held by persons who were La Jolla stockholders and Adamis stockholders, respectively, will depend on many factors, including without limitation the reverse stock split ratio for the La Jolla shares, the number of outstanding Adamis shares at the closing date of the merger and other factors.  However, Adamis expects that after the closing of the merger, the persons who were La Jolla stockholders before the merger could hold approximately 5% - 30% of the outstanding shares of the combined company.  Actual ownership percentages could be higher or lower than these estimates.

The merger agreement contains customary non-solicitation provisions restricting La Jolla’s and Adamis’ rights to negotiate or enter into other acquisition or sale transactions before the closing of the merger, subject to limited exceptions.  The merger agreement also contains a number of customary representations, warranties and covenants of both parties.  The merger agreement contains certain termination rights for both La Jolla and Adamis upon the occurrence of certain events, and further provides that upon termination of the merger agreement under specified circumstances, either party may be required to pay the other party a termination fee.  The merger is intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the U.S. Internal Revenue Code of 1986, as amended.

About La Jolla Pharmaceutical

La Jolla Pharmaceutical Company is a biopharmaceutical company.  La Jolla had historically focused substantially all of its research, development and clinical efforts and financial resources toward the development of its Riquent® (abetimus sodium) product candidate, as a treatment for patients with lupus.  In February 2009, La Jolla announced that an independent monitoring board for the Riquent Phase 3 study had completed its review of the first interim efficacy analysis and determined that continuing the study was futile.  La Jolla subsequently took steps to significantly reduce its operating costs and ceased all Riquent manufacturing and regulatory activities, and had commenced steps to wind down its operations.

About Adamis Pharmaceuticals

Adamis Pharmaceuticals has two wholly owned subsidiaries, Adamis Laboratories and Adamis Viral Therapies.  Adamis Labs expects to launch a series of niche prescription products in the allergy and respiratory therapeutic area, beginning with the Epinephrine Injection USP 1:1000 (0.3mg Pre-Filled Single Dose Syringe) product.  Adamis Viral Therapies is focused on the development of patented, proprietary vaccine technology that Adamis believes may have the capability of generating a broad-based immunity for both B Cells (antibody) and T cells (cell mediated immunity).  If successful, Adamis’ technology could lead to the development of new vaccines against a multitude of viruses, including chronic hepatitis and all forms of influenza.  Shoreline Pacific has acted in an advisory role to Adamis during this transaction.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  These statements may be identified by the use of forward-looking terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "should," or "will," or the negative thereof or other variations thereon or comparable terminology.  Any statements in this press release regarding the acquisition, Adamis’ business and technology, and La Jolla’ business and technology that are not historical facts may be considered “forward-looking statements,” including statements regarding the acquisition, its expected benefits, and the acquisition’s anticipated timing.  Adamis has based these forward-looking statements on management’s current preliminary expectations, assumptions, estimates and projections.  While Adamis believes its expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control.  Such risks and uncertainties relate to, among other factors: the risk that the transaction may not be completed or that the closing of the transaction may be delayed; the risk of a material adverse event affecting Adamis; and risks relating to our continued operations.  You should also review our discussion of risk factors and other disclosures in Adamis’ most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.  Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made.  Adamis undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Where to find additional information about the Transaction

Investors and security holders of Adamis are urged to read the joint proxy statement/prospectus to be included in a registration statement to be filed by La Jolla on Form S-4 (including any amendments or supplements thereto) regarding the merger when it becomes available because it will contain important information about Adamis and La Jolla.  Adamis’ stockholders will be able to obtain a copy of the joint proxy statement/prospectus, as well as other filings containing information about Adamis and La Jolla and Adamis’ other filings, without charge, at the Internet website of the Securities and Exchange Commission (the “SEC”) (www.sec.gov).  Copies of the joint proxy statement/prospectus and Adamis’ filings with the SEC can also be obtained, without charge, by directing a request to Adamis Pharmaceuticals Corporation, 2658 Del Mar Heights Road, #555, Del Mar, California 92014, Attention: Dennis Carlo, CEO.

Adamis and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Adamis in connection with the merger.  Information regarding the special interests of these directors and executive officers in the merger will be included in the joint proxy statement/prospectus described above.  Additional information regarding the directors and executive officers of Adamis is also included in Adamis’ Annual Report on Form 10-K, as amended, for the year ended December 31, 2008, and other documents that Adamis files with the SEC.

For Additional Information

Investor Relations Contact:

Mark Bernhard mark@capitalgc.com
Mark Gundy     mark.gundy@capitalgc.com
Capital Group Communications, Inc.
Tel: 415.332.7200